Exhibit 10.19

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement dated as of April 2, 2003 (the “Employment Agreement”), between InfoSpace, Inc., a Delaware corporation (the “Company”) and Edmund O. Belsheim, Jr. (“Employee”), is made this 9th day of December, 2004 by and between the Company and Employee. Capitalized terms used herein and not otherwise defined are used as defined in the Employment Agreement.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the continuing employment of the Employee by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 6(d) of the Employment Agreement. Section 6(d) is amended and restated in its entirety to read as follows:

“Death. In the event of Employee’s death while employed hereunder (i) one hundred percent (100%) of the Employee’s then unvested stock options shall immediately vest and become exercisable; and (ii) Employee’s beneficiary (or such other person(s) specified by will or the laws of descent and distribution) (x) will receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to Employee’s base salary for a period of ninety (90) days from Employee’s death, to be paid periodically in accordance with the Company’s normal payroll policies; (y) will receive Company-paid COBRA benefits as specified in Section 6(b)(iii) above for ninety (90) days from Employee’s death; and (z) have the right to exercise Employee’s stock options for one (1) year following Employee’s death.”

2.	Effect on the Employment Agreement. Except as specifically set forth herein, the Employment Agreement shall not be otherwise amended but shall remain in full force and effect, subject to the terms thereof.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first above written.

INFOSPACE, INC		EMPLOYEE

By:	/s/ James F. Voelker	/s/ Edmund O. Belsheim, Jr.
	James F. Voelker	Edmund O. Belsheim, Jr.
Chief Executive Officer